Exhibit 99.1

Moving iMage Technologies Achieves Q2 Revenue of $3.8M; Hosts Call Today at 11am ET

Fountain Valley, California--(Newsfile Corp. - February 12, 2026) - Moving iMage Technologies, Inc. (NYSE American: MITQ) "MiT", a leading provider of cutting-edge out-of-home entertainment technology and services for cinema, stadiums, arenas, Esports, and other venues, announced results for its fiscal 2026 second quarter ended December 31, 2025 (Q2'26) and will hold an investor call today at 11am ET (see call details below).

Highlights

●

Acquired globally respected DCS premium cinema loudspeaker line from QSC for $1.5M in cash in Q2'26. Proven in a wide range of cinema use cases, the DCS line expands MiT's proprietary product offering, value proposition and growth potential in North America and also provides a compelling opportunity to expand MiT's reach into international markets where DCS has a substantial install base.

●	Q2'26 revenue rose 10% to $3.8M, reflecting a modest improvement in sales activity across the business during the seasonally slower Q2 holiday film release period.

●	Q2'26 gross margin was 30.7% vs. 27.2% in Q2'25, primarily driven by a greater percentage of higher margin product revenues.

●	Q2'26 gross profit was $1.165M vs. $936k in Q2'25, reflecting higher revenue and gross margin percentage.

●	Q2'26 operating loss of $(408k) vs. ($561k) in Q2'25, reflecting higher gross profit and offset by a $76k increase in operating expenses driven in part by higher legal expense.

●	Similarly, Q2'26 net loss decreased to $(388k), or $(0.04) per share, vs. a net loss of $(527k) or ($0.05) per share, in Q2'25, reflecting the benefit of an improvement in operating loss.

●

Closed Q2'26 with working capital of $4.5M, including net cash of $3.9M (approx. $0.39 per common share) and zero debt. The Q2'26 balance sheet reflects the $1.5M cash payment for the DCS purchase as well as the addition of related loudspeaker inventories.

Moving Image Chairman and CEO, Phil Rafnson, commented, "MiT achieved 10% revenue growth in the second quarter, a typically slow period in our industry as exhibitors are focused on holiday box office performance. We are now picking up with customer dialogues regarding their cinema projects for the balance of the year and are pleased by the initial response we are getting to our DCS loudspeaker and LEA amplifier offerings. Demand from theater audiences for immersive and premium large formats continues to be strong, and we continue to position MiT as a best-in-class partner to deliver cutting-edge solutions. We are cautiously optimistic regarding our outlook given our expanded array of cinema and cinema audio solutions and by expectations for a rebound in domestic box office receipts in calendar 2026."

President and COO, Francois Godfrey, added, "We have hit the ground running in our efforts to incorporate the DCS loudspeaker line and operations into our business. DCS is an exciting opportunity that builds on our existing product portfolio with a highly respected, proprietary product line and provides us meaningful entry into international markets where we have been largely absent. We have made good progress onboarding the business and setting up the internal and external systems and resources required to ensure the highest quality customer service.

"Leveraging DCS's well-established industry reputation, we are also building out our network of international dealers to carry the DCS line, as well as LEA amplifiers and other MiT solutions as possible. We are seeing encouraging interest in DCS products around the globe. To date, we have signed distribution relationships with over 25 established cinema equipment dealers in the EMEA, APAC, Americas and SAARC regions to promote DCS in over fifty countries and are continuing to advance discussions in a range of other countries. Equally important, we have executed initial shipments with customers in the US, UK, Taiwan, Thailand, Korea, Germany, Italy, Chile, and Vietnam. Closer to home, one of our longstanding clients has recently committed to a multi-year contract for DCS loudspeakers and we hope to provide more details once product shipments are underway.

"Furthermore, several organizations that cater to emerging cinema markets are increasing investment in cinema and audio equipment in line with an expanding array of in-country content being produced. The global reputation of DCS gives us credible entree to pursue these opportunities.

"The solid attendee engagement we experienced at CineAsia Thailand in December confirmed the potential for MiT to participate in remodel and new theater construction opportunities happening across India and Southeast Asia.

"We currently expect Q3'26 revenue of approximately $3M with gross margin percentage returning to prior year's lower levels. We feel MiT has taken the right steps focused on the core business and a strong foundation through margin and cost initiatives designed to progress our business toward consistent profitability. We are excited for new growth channels that should stem from the DCS loudspeaker line acquisition and are diligently pursing the relationships necessary to achieve a vibrant dealer network on all continents which is a precursor to long term success on that front."

Conference Call Details
Dial-in Number:	1-877-407-4018
Toll/International Number:	1-201-689-8471

Call me™: Participants can use Guest dial-in numbers above and be answered by an operator OR click the Call me™ Link for instant telephone access to the event. Call me™ link will be made active 15 minutes prior to scheduled start time.

Transcript:	Posted online here 48 hours after the event
Questions can be submitted in advance via Email to:	mitq@catalyst-ir.com

Telephone Replay
Access ID: 13758560
Replay Dial-In: 1-844-512-2921 or 1-412-317-6671
Replay Expiration: February 28, 2026 at 11:59 p.m. ET

Forward-Looking Statements
All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words "believe," "anticipate," "expect," "plan," "intend," "estimate," "target" and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

About Moving iMage Technologies (www.movingimagetech.com)
With a focus on innovation, service, and quality, Moving iMage Technologies ("MiT) is a trusted partner in delivering state-of-the-art out-of-home entertainment environments. Founded in 2003, MiT provides products, integrated systems design, custom engineering, proprietary products, software, and installation services for cinemas, screening rooms, postproduction facilities, high-end home theaters, Esports venues, arenas, stadiums, and other entertainment spaces.

MiT manufactures a broad line of digital cinema peripherals in the U.S., including automation systems, projector pedestals/bases, projector lifts, hush boxes, direct-view LED frames, lighting fixtures and dimmers, power management devices, operations software, and Esports platforms. It also distributes and integrates cinema equipment from Barco, Sharp (NEC) Digital Cinema, Christie Digital, LEA Professional, Dolby, GDC, JBL/Crown, LG, Meyer Sound, Q-SYS, QSC, Samsung and others. MiT also markets the DCS product line of premium cinema loudspeakers.

MiT's Caddy Products division designs and sells cupholders, concession trays, and venue accessories that enhance concession sales and improve the guest experience.

Follow us on X: @movingimagenews

Follow us on LinkedIn: MiT on LinkedIn

MITQ Investor Relations Contacts
Chris Eddy or David Collins
Catalyst IR
mitq@catalyst-ir.com or 212-924-9800

MOVING IMAGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands except share and per share amounts)

	December 31,	June 30,
	2025	2025
	(unaudited)
Assets
Current Assets:
Cash	$3,913	$5,715
Accounts receivable, net	962	1,464
Inventories, net	3,080	2,066
Prepaid expenses and other	170	162
Total Current Assets	8,125	9,407
Long-Term Assets:
Right-of-use asset	973	1,087
Property and equipment, net	9	15
Intangibles, net	334	364
Other assets	15	15
Total Long-Term Assets	1,331	1,481
Total Assets	$9,456	$10,888

Liabilities And Stockholders’ Equity
Current Liabilities:
Accounts payable	$2,128	$3,009
Accrued expenses	366	362
Customer refunds	268	379
Customer deposits	581	1,101
Lease liability–current	243	227
Unearned warranty revenue	77	35
Total Current Liabilities	3,663	5,113

Long-Term Liabilities:
Lease liability–non-current	794	918
Total Long-Term Liabilities	794	918
Total Liabilities	4,457	6,031
Stockholders’ Equity
Common stock, $0.00001 par value, 100,000,000 shares authorized, 9,945,115 and 9,939,080 shares issued and outstanding at December 31, 2025 and June 30, 2025, respectively	—	—
Additional paid-in capital	12,081	12,061
Accumulated deficit	(7,082)	(7,204)
Total Stockholders’ Equity	4,999	4,857
Total Liabilities and Stockholders’ Equity	$9,456	$10,888

MOVING IMAGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except share and per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024

Net sales	$3,793	$3,441	$9,375	$8,693
Cost of goods sold	2,628	2,505	6,536	6,386
Gross profit	1,165	936	2,839	2,307

Operating expenses:
Research and development	47	47	95	109
Selling and marketing	446	462	832	991
General and administrative	1,080	988	1,969	1,836
Total operating expenses	1,573	1,497	2,896	2,936
Operating (loss)	(408)	(561)	(57)	(629)
Other income (expense)
Extinguishment of payables	—	—	128	—
Interest and other income, net	20	34	51	77
Total other income	20	34	179	77

Net income (loss)	$(388)	$(527)	$122	$(552)

Earnings (loss) per share:
Basic	$(0.04)	$(0.05)	0.01	(0.06)
Diluted	$(0.04)	$(0.05)	$0.01	$(0.06)

Shares used in computing earnings per share:
Basic	9,942,658	9,896,850	9,940,890	9,896,850
Diluted	9,942,658	9,896,850	10,253,390	9,896,850

MOVING IMAGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	December 31,
	2025	2024
Cash flows from operating activities:

Net income (loss)	$122	$(552)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Provision for credit losses	110	19
Inventory reserve	49	163
Depreciation expense	6	7
Amortization expense	30	29
Right-of-use amortization	114	133
Stock compensation expense	15	37
Changes in operating assets and liabilities
Accounts receivable	392	280
Inventories	(1,063)	833
Prepaid expenses and other	(8)	260
Accounts payable	(881)	(619)
Accrued expenses and customer refunds	(102)	111
Unearned warranty revenue	42	34
Customer deposits	(520)	(594)
Lease liabilities	(108)	(103)
Net cash (used in) provided by operating activities	(1,802)	38

Net decrease in cash	(1,802)	38
Cash, beginning of the period	5,715	5,278
Cash, end of the period	$3,918	$5,316

Non-cash investing and financing activities:
Accruals settled by stock issuance	$5	$—
Right-of-use assets from new lease	$—	$(207)
Right-of-use assets from lease modification	$—	$(988)